Exhibit 10.13

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of December 18, 2024 by and among Standard Nuclear, Inc., a Delaware corporation (including all designee(s), assignee(s), or nominee(s) of Buyer (if any), collectively, “Buyer”), Ultra Safe Nuclear Corporation, a Delaware corporation, Ultra Safe Nuclear Corporation — Technologies, a Washington corporation, and USNC Holdings, LLC, a Washington limited liability company (collectively, “Seller”). Buyer and Seller may each, individually, be hereinafter referred to as a “Party” and, collectively, as the “Parties”.

RECITALS

A. The Parties entered into that certain Asset Purchase Agreement, dated as of November 21, 2024 (the “Purchase Agreement”).

B. The Auction was held on December 12, 2024.

C. At the Auction, Buyer submitted a bid that increased the Purchase Price and Buyer was designated as the successful bidder at the conclusion of the Auction.

D. The Parties have agreed to amend the Purchase Agreement on the terms set forth herein to reflect the results of the Auction and to make other minor modifications to the Purchase Agreement.

E. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Purchase Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby amend the Purchase Agreement as follows:

1. Cash Consideration. Section 4.6 of the Purchase Agreement is hereby amended in its entirety to read as follows:

The cash consideration payable at Closing by Buyer to Seller for the transfer of the Purchased Assets shall equal $32,500,000.00 (as adjusted pursuant to Section 4.7, the “Cash Consideration”).

2. Escrow Agent. Section 4.7(a) of the Purchase Agreement is hereby amended to replace Stretto, Inc. with Western Alliance Bank as Escrow Agent.

3. Designated Contracts. Schedule 2.2(a)-2 of the Schedules to the Purchase Agreement is hereby amended to remove and delete the following agreements from Schedule 2.2(a)-2, so that the following agreements are no longer Designated Contracts:

Limited Exclusive Commercial Field of Use Patent License Agreement, dated December 31, 2014, by and between UT-Battelle, LLC and Ultra Safe Nuclear Corporation.

Limited Exclusive and NonExclusive Commercial Patent License Agreement, dated February 9, 2021, by and between UT-Battelle, LLC and Ultra Safe Nuclear Corporation.

Limited Exclusive and NonExclusive Commercial Patent License Agreement, dated June 21, 2021, by and between UT-Battelle, LLC and Ultra Safe Nuclear Corporation.

4. Jurisdiction of Formation. The first sentence of Section 5.1(a) of the Purchase Agreement is hereby amended in its entirety to read as follows:

Each Seller is a corporation duly formed, validly existing, and in good standing under the Law of the jurisdiction of such Seller’s incorporation or formation and has all requisite power and authority to own and operate the Purchased Assets and to conduct the Business as presently conducted.

5. License Agreement. A new Section 7.9 of the Purchase Agreement is hereby inserted to read as follows:

7.9 License Agreement. At or after the Closing, (i) Buyer shall enter into a Non-Exclusive License Agreement with UT-Battelle, LLC, in a form mutually acceptable to Buyer and UT-Battelle, LLC, that shall be subject to approval of Buyer by the United States Department of Energy (the “New UT-Battelle License”) and (ii) Seller shall terminate any existing licenses from UT-Battelle, LLC (“Old UT-Battelle License”) upon the effectiveness of the New UT-Battelle License; provided, however, that failure to execute the New UT-Battelle License at the Closing shall not prevent the Closing. In the event the New UT-Battelle License does not become effective on or before the date that is thirty (30) days after the Closing, Seller shall seek approval from the Bankruptcy Court to assume and assign the Old UT-Battelle License to Buyer.

6. Additional Patents. Schedule 2.1(e) to the Purchase Agreement is hereby deleted and Schedule 2.1(e) attached to this Amendment is hereby inserted as Schedule 2.1(e) of the Purchase Agreement.

7. Full Force and Effect. Except as specifically amended herein, all of the terms, covenants, conditions, and stipulations contained in the Purchase Agreement are hereby ratified and confirmed in all respects and shall continue to apply with full force and effect.

8. Governing Law. The laws of the State of Delaware, without giving effect to its principles of conflicts of law, shall govern this Amendment and all adversarial proceedings arising out of this Amendment.

9. Counterparts. This Amendment may be executed in one or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

SELLER:

ULTRA SAFE NUCLEAR CORPORATION,
a Delaware corporation

By:	/s/ Kurt Terrani
Name:	Kurt Terrani
Title:	Interim CEO

ULTRA SAFE NUCLEAR CORPORATION – TECHNOLOGIES,
a Washington corporation

By:	/s/ Steven J. Cuevas
Name:	Steven J. Cuevas
Title:	Director

USNC HOLDINGS, LLC,
a Washington limited liability company

By:	/s/ Kurt Terrani
Name:	Kurt Terrani
Title:	Interim CEO

BUYER:

STANDARD NUCLEAR, INC., a Delaware corporation

By:	/s/ Thomas Hendrix
Name:	Thomas Hendrix
Title:	CEO

[Signature Page to First Amendment to Asset Purchase Agreement]

Schedule 2.1(e)

Intellectual Property